Exhibit 99.1
"Your Business Communications Partner”

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Monday, April 3, 2006
USA Mobility Reports Preliminary 2005 Operating Results
First Year Marked by Successful Merger Integration,
Repayment of Debt and Return of Capital to Shareholders
Alexandria, VA (Apri1 3, 2006) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced preliminary and unaudited operating results for the fourth quarter and year ended December 31, 2005, its first full year of operations following the merger between Arch Wireless, Inc. and Metrocall Holdings, Inc. on November 16, 2004.
The company announced on March 31, 2006 that it delayed the filing of its 2005 Form 10-K and its amended Form 10-K/A for the year ended December 31, 2004, and amended Form 10-Q/A’s for the three interim quarterly periods for 2004 and 2005. The delay was the result of unforeseen time requirements in connection with completing its restatements of income taxes and deferred tax assets for the years 2003 and 2004, and interim periods of 2004 and 2005. The company is working diligently on completing this work and intends to file these statements as soon as practicable.
Upon completion of the audit and related filings, USA Mobility expects to report the following results: revenue of $618.6 million for 2005, with EBITDA of $155.9 million, or 25 percent of revenue; and operating income for 2005 of $2.5 million, as the company accelerated depreciation of the former Arch two-way paging system. Decommissioning of the system was completed in the fourth quarter of 2005. Additionally, the company recorded operating expenses in 2005 of $16.6 million for severance and contract termination costs associated with the integration of Arch and Metrocall.

The company said the merger integration, which is substantially complete, was the catalyst for significant improvements in 2005 operating results for the combined company.
Highlights of 2005 included:
•	The company completed a new long-term contract with its largest tower landlord. In addition, subsequent to year end and effective January 1, 2006, the company completed a long-term contract with its second largest landlord. These contracts are expected to provide substantial cost savings compared to its previous site rent expense.

•	In the fourth quarter of 2005, the company completed its planned decommissioning of the former Arch two-way paging system. The process included the decommissioning of more than 2,100 transmitters and will ultimately result in $21 million of annual savings by 2009 when all lease commitments expire.

•	The company made substantial progress in rationalizing its one-way paging systems, decommissioning approximately 1,200 one-way transmitters during the year.

•	Through new landlord contracts and network rationalization the company expects to reduce its total annual site rent expense $87 million, or 70 percent, by 2010.

•	Integration and consolidation efforts reduced the number of employees from more than 2,800 at the time of the merger to 1,617 at December 31, 2005. This 43 percent reduction in workforce unlocked significant improvement in revenue per employee, which had been decreasing for both Arch and Metrocall over the four quarters leading up to the merger. Since the merger, revenue per employee has increased 40 percent and reached $343,000 of annualized revenue per employee as of the fourth quarter of 2005.

•	The company streamlined its sales organization from three divisions, which included 15 regions, to a single nationwide sales organization with 11 regions. The consolidation included a significant reduction in management overhead.

•	In total, all integration and cost consolidation efforts reduced the company’s operating expense, excluding depreciation and amortization, by $41.6 million per quarter, from $144.4 million on a pro-forma basis in the fourth quarter of 2004, to $102.8 million in the fourth quarter of 2005.

•	The company repaid $140 million in debt, which it incurred to consummate the merger, within the first nine months of operations.

•	The company paid a $1.50 per share dividend in December 2005, representing a $41 million return of capital to its investors.

•	The company began exploring alternative revenue sources, including the execution of an agreement with Advanced Metering Data Systems (AMDS) in which USA Mobility would share revenue derived from its narrowband PCS meter reading network.

•	USA Mobility strengthened and enhanced its executive management team, including the recruitment of its chief financial officer, general counsel and executive vice president for marketing, as well as filled the positions of chief operating officer and executive vice president of sales through internal promotions.
In addition to the benefits of the merger and subsequent integration, the company also experienced improved revenue and subscriber trends during 2005.
•	The rate of revenue erosion continued to show improvement. In all four quarters since the merger the year-over-year rate of revenue decline improved on a pro-forma basis from 22.7 percent in first quarter, 22.4 percent in second quarter, 20.6 percent third quarter and finally to 20.3 percent in the fourth quarter.
•	The quarterly loss in subscribers slowed significantly from over 500,000 in the first quarter of 2004 on a pro-forma basis to 230,000 in the fourth quarter of 2005. More importantly, the quarterly rate of erosion declined from 6.5 percent to 4.5 percent during the same period.
“We made excellent progress in our first year following the merger,” said Vincent D. Kelly, president and chief executive officer. “We substantially integrated the nation’s two largest paging carriers, achieving significant synergies and operational costs savings.” Kelly added: “In addition, while the paging and wireless messaging sector remains challenging, we were encouraged by the improvement in subscriber erosion during the year as well as the improving trends in the pace of revenue decline. As we move forward to complete the integration process and implement new sales and marketing initiatives in 2006, we anticipate even further financial and operational improvements that will allow us to better meet the needs of our customers nationwide.”
Thomas L. Schilling, chief financial officer, said: “We continued to strengthen our financial position since the merger. We significantly reduced our operating costs, paid off $140 million in debt, paid out $41 million in dividends and ended the year with $37.5 million in cash, and expect to end the first quarter of 2006 with a cash balance of approximately $73 million.” Schilling also outlined the company’s guidance for 2006, stating: “In 2006 the company expects revenue to be in a range from $480 million to $500 million, operating expenses, excluding depreciation and amortization, are expected to be in a range from $370 million to $380 million, and capital expenses in a range from $15 million to $20 million.”
Additional information on USA Mobility’s historical subscriber trends and operating efficiency is available at: http://media.corporate-ir.net/media_files/priv/usmo/USAM_Chart_Art3.pdf.
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USA Mobility plans to host a conference call for investors on its fourth quarter and year-end results at 11:00 a.m. Eastern Time on Tuesday, April 4, 2006. The call-in number is 800-262-1292 (toll-free) or 719-457-2680 (toll). The pass code for the call is 4879478. A replay of the call will be available from 3:00 p.m. on April 4 until 11:59 p.m. on Tuesday, April 18, 2006. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4879478.
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About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government, healthcare and emergency response sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population. In addition, the company offers mobile voice and data services through Sprint Nextel and Cingular Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Transmitter metrics

	2005	2006	2007	2008	2009	2010
Total End of Year Active Transmitters	15,521	14,245	11,645	8,950	8,450	7,995
Average Active Transmitters	17,019	14,883	12,945	10,298	8,700	8,223
Average Cost Per Transmitter	$611	$588	$515	$445	$402	$385
Rate of Decline in Average Cost		-4%	-12%	-14%	-10%	-4%
Expected Total Cost ( $ in millions)	$124.8	$105.0	$80.0	$55.0	$42.0	$38.0
Rate of Decline in Expected Total Cost		-16%	-24%	-31%	-24%	-10%
Note: The transmitter metrics presented above represent projections by USA Mobility and are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.

USA MOBILITY, INC.
SUMMARY OF CONSOLIDATED OPERATING RESULTS
(unaudited and in thousands)

	For the year ended December 31,
	2004	2005
Revenues:
Service, rental and maintenance, net of service credits	$470,751	$592,690
Product sales	19,409	25,882

Total revenue	490,160	618,572
Operating expenses:
Cost of products sold	4,347	4,483
Service, rental and maintenance	161,071	218,160
Selling and marketing	36,085	43,145
General and administrative	130,046	177,438
Depreciation and amortization	113,000	153,403
Stock based compensation	4,863	2,832
Severance and restructuring	11,938	16,609

Total operating expenses	461,350	616,070

Operating income (loss)	28,810	2,502

Interest expense	(6,365)	(2,412)
Interest income	451	1,089
Loss on extinguishment of long-term debt	(1,031)	(1,338)
Other income, net	814	(1,004)

Income (loss) before income tax expense	$22,679	$(1,163)

Reconciliation of operating income to EBITDA:
Operating income (loss)	$28,810	$2,502
Addback:
Depreciation and amortization	113,000	153,403

EBITDA	$141,810	$155,905

EBITDA (Earnings before interest, taxes, and depreciation and amortization) is a non-GAAP financial measure that USA Mobility currently calculates according to the schedule above, using GAAP amounts from the Summary of Consolidated Operating Results. USA Mobility believes that EBITDA provides useful information regarding the potential cash generation of its ongoing business. EBITDA should not be considered in isolation or as a substitute for net income.

USA MOBILITY, INC.
SUMMARY OF CONSOLIDATED CASH FLOWS
(unaudited and in thousands)

	Year Ended December 31,
	2004	2005
Net cash provided by operating activities	$114,265	$139,254

Net cash used in investing activities	$(133,722)	$(13,046)

Net cash (used in) provided by financing activities	$31,870	$(135,656)

Net increase (decrease) in cash and cash equivalents	$12,413	$(9,448)
Cash and cash equivalents, beginning of period	34,582	46,995

Cash and cash equivalents, end of period	$46,995	$37,547

USA MOBILITY, INC.
SUMMARY OF CONSOLIDATED OPERATING RESULTS (a)
(unaudited and in thousands)

	For the year ended December 31,
	2004
	Proforma	2005
Revenues:
Service, rental and maintenance, net of service credits	$754,696	$592,690
Product sales	34,009	25,882

Total revenue	788,705	618,572
Operating expenses:
Cost of products sold	8,475	4,483
Service, rental and maintenance	257,687	218,160
Selling and marketing	65,847	43,145
General and administrative	216,317	177,438
Depreciation and amortization	150,321	153,403
Stock based compensation	6,401	2,832
Severance and restructuring	13,622	16,609

Total operating expenses	718,670	616,070

Operating income (loss)	70,035	2,502

Interest expense	(7,360)	(2,412)
Interest income	451	1,089
Loss on extinguishment of long-term debt	—	(1,338)
Other income, net	163	(1,004)

Income (loss) before income tax expense	$63,289	$(1,163)

Reconciliation of operating income to EBITDA:
Operating income (loss)	$70,035	$2,502
Addback:
Depreciation and amortization	150,321	153,403

EBITDA	$220,356	$155,905

(a)	Pro forma amounts assume the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. as of January 1, 2004.
EBITDA (Earnings before interest, taxes, and depreciation and amortization) is a non-GAAP financial measure that USA Mobility currently calculates according to the schedule above, using GAAP amounts from the Summary of Consolidated Operating Results. USA Mobility believes that EBITDA provides useful information regarding the potential cash generation of its ongoing business. EBITDA should not be considered in isolation or as a substitute for net income.

USA MOBILITY, INC.
SUMMARY OF CONSOLIDATED OPERATING RESULTS
(unaudited and in thousands)

	For the three months ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Revenues:
Service, rental and maintenance, net of service credits	$119,546	$111,174	$104,785	$135,246	$159,150	$151,483	$145,014	$137,043
Product sales	4,113	4,623	4,632	6,041	6,527	6,054	6,940	6,361

Total revenue	123,659	115,797	109,417	141,287	165,677	157,537	151,954	143,404
Operating expenses:
Cost of products sold	938	856	691	1,862	1,279	929	945	1,330
Service, rental and maintenance	38,988	36,988	36,904	48,191	56,648	56,429	54,490	50,593
Selling and marketing	9,068	8,757	7,862	10,398	10,402	11,156	11,276	10,311
General and administrative	31,304	29,150	27,615	41,977	48,427	46,491	43,260	39,260
Depreciation and amortization	26,309	31,071	22,302	33,318	42,312	39,005	33,277	38,809
Stock based compensation	2,267	1,908	1,865	(1,177)	1,385	597	271	579
Severance and restructuring	3,689	602	1,228	6,419	5,136	9,904	855	714

Total operating expenses	112,563	109,332	98,467	140,988	165,589	164,511	144,374	141,596

Operating income (loss)	11,096	6,465	10,950	299	88	(6,974)	7,580	1,808

Interest expense	(3,400)	(1,770)	(18)	(1,177)	(1,411)	(734)	(232)	(35)
Interest income	71	70	89	221	197	235	214	443
Loss on extinguishment of long-term debt	—	—	—	(1,031)	(594)	(432)	(312)	—
Other income, net	168	177	66	403	137	(73)	76	(1,144)

Income (loss) before income tax expense	$7,935	$4,942	$11,087	$(1,285)	$(1,583)	$(7,978)	$7,326	$1,072

Reconciliation of operating income to EBITDA:
Operating income (loss)	$11,096	$6,465	$10,950	$299	$88	$(6,974)	$7,580	$1,808
Addback:
Depreciation and amortization	26,309	31,071	22,302	33,318	42,312	39,005	33,277	38,809

EBITDA	$37,405	$37,536	$33,252	$33,617	$42,400	$32,031	$40,857	$40,617

EBITDA (Earnings before interest, taxes, and depreciation and amortization) is a non-GAAP financial measure that USA Mobility currently calculates according to the schedule above, using GAAP amounts from the Summary of Consolidated Operating Results. USA Mobility believes that EBITDA provides useful information regarding the potential cash generation of its ongoing business. EBITDA should not be considered in isolation or as a substitute for net income.

USA MOBILITY, INC.
SUMMARY OF CONSOLIDATED OPERATING RESULTS (a)
(unaudited and in thousands)

	For the three months ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
	Pro forma	Pro forma	Pro forma	Pro forma
Revenues:
Service, rental and maintenance, net of service credits	$206,356	$193,917	$182,452	$171,971	$159,150	$151,483	$145,014	$137,043
Product sales	8,016	8,997	9,027	7,969	6,527	6,054	6,940	6,361

Total revenue	214,372	202,914	191,479	179,940	165,677	157,537	151,954	143,404
Operating expenses:
Cost of products sold	1,878	2,199	2,124	2,274	1,279	929	945	1,330
Service, rental and maintenance	67,441	64,542	62,746	62,958	56,648	56,429	54,490	50,593
Selling and marketing	18,299	17,475	15,667	14,406	10,402	11,156	11,276	10,311
General and administrative	53,707	51,181	50,289	61,140	48,427	46,491	43,260	39,260
Depreciation and amortization	38,072	42,168	32,801	37,281	42,312	39,005	33,277	38,809
Stock based compensation	5,966	2,810	2,093	(2,784)	1,385	597	271	579
Severance and restructuring	3,689	602	1,228	6,419	5,136	9,904	855	714

Total operating expenses	189,052	180,977	166,948	181,694	165,589	164,511	144,374	141,596

Operating income (loss)	25,320	21,937	24,531	(1,754)	88	(6,974)	7,580	1,808

Interest expense	(2,188)	(1,971)	(1,753)	(1,448)	(1,411)	(734)	(232)	(35)
Interest income	—	—	—	451	197	235	214	443
Loss on extinguishment of long-term debt	—	—	—	—	(594)	(432)	(312)	—
Other income, net	110	201	17	(165)	137	(73)	76	(1,144)

Income (loss) before income tax expense	$23,242	$20,167	$22,795	$(2,916)	$(1,583)	$(7,978)	$7,326	$1,072

Reconciliation of operating income to EBITDA:
Operating income (loss)	$25,320	$21,937	$24,531	$(1,754)	$88	$(6,974)	$7,580	$1,808
Addback:
Depreciation and amortization	38,072	42,168	32,801	37,281	42,312	39,005	33,277	38,809

EBITDA	$63,392	$64,105	$57,332	$35,527	$42,400	$32,031	$40,857	$40,616.7

(a)	Pro forma amounts assume the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. as of January 1, 2004.
EBITDA (Earnings before interest, taxes, and depreciation and amortization) is a non-GAAP financial measure that USA Mobility currently calculates according to the schedule above, using GAAP amounts from the Summary of Consolidated Operating Results. USA Mobility believes that EBITDA provides useful information regarding the potential cash generation of its ongoing business. EBITDA should not be considered in isolation or as a substitute for net income.

USA MOBILITY, INC.
PRO FORMA UNITS IN SERVICE ACTIVITY (a) (b)
units in thousands (unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	March 2005	June 2005	September 2005	December 2005
Direct One-Way:
Beginning units in service	5,329	5,100	4,909	4,690	4,464	4,273	4,114	3,977
Gross placements	226	181	182	166	141	134	125	126
Disconnects	(455)	(372)	(401)	(392)	(332)	(293)	(262)	(268)

Ending units in service	5,100	4,909	4,690	4,464	4,273	4,114	3,977	3,835

Two-Way:
Beginning units in service	506	483	462	449	422	397	382	365
Gross placements	40	32	35	29	22	29	17	18
Disconnects	(63)	(53)	(48)	(56)	(47)	(44)	(34)	(36)

Ending units in service	483	462	449	422	397	382	365	347

Indirect One-Way:
Beginning units in service	1,716	1,474	1,253	1,101	987	859	762	685
Gross placements	157	145	160	143	107	92	26	26
Disconnects	(399)	(366)	(312)	(257)	(235)	(189)	(103)	(107)

Ending units in service	1,474	1,253	1,101	987	859	762	685	604

Two-Way:
Beginning units in service	131	123	121	115	94	91	90	89
Gross placements	20	16	20	7	7	7	3	18
Disconnects	(28)	(18)	(26)	(28)	(10)	(8)	(4)	(7)

Ending units in service	123	121	115	94	91	90	89	100

Total
Beginning units in service	7,682	7,180	6,745	6,355	5,967	5,620	5,348	5,116
Gross placements	443	374	397	345	277	262	171	188
Disconnects	(945)	(809)	(787)	(733)	(624)	(534)	(403)	(418)

Ending units in service	7,180	6,745	6,355	5,967	5,620	5,348	5,116	4,886

Adjusted Proforma ARPU Direct One-Way	$9.10	$8.96	$8.89	$8.75	$8.65	$8.61	$8.48	$8.27
Direct Two-Way	$25.15	$24.68	$24.22	$23.93	$23.98	$23.65	$24.28	$23.76
Indirect One-Way	$4.06	$4.26	$4.12	$4.26	$4.07	$4.11	$4.36	$4.66
Indirect Two-Way	$12.89	$12.07	$11.30	$10.41	$9.16	$8.71	$8.42	$7.80

Total	$9.15	$9.16	$9.14	$9.09	$9.01	$9.02	$9.04	$8.90

(a)	Assumes Arch and Metrocall combined as of January 1, 2004.
(b)	Amounts have been adjusted for rounding.